                       SECURITIES AND EXCHANGE COMMISSSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                                 AMENDMENT NO. 1


                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported): MAY 4, 1998




                        MARCUM NATURAL GAS SERVICES, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



          DELAWARE                     0-19793                    84-1169358
          --------                     -------                    ----------
(State or other jurisdiction    (Commission File Number)       (I.R.S. Employer
      of incorporation)                                      Identification No.)


                1675 BROADWAY, SUITE 2150, DENVER, COLORADO 80202
                -------------------------------------------------
               (Address of principal executive offices) (Zip code)


        Registrant's telephone number, including area code: (303)592-5555
                                                            -------------

                                 NOT APPLICABLE
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

         On May 4, 1998, Metretek, Incorporated ("Metretek"), a wholly-owned subsidiary of Marcum Natural Gas Services, Inc. (the "Company"), purchased certain of the assets and business of Eagle Research Corporation ("Eagle"), a wholly-owned subsidiary of American Meter Company ("American Meter"), in exchange for $1,300,000 in cash, 439,560 shares of common stock, par value $.01 per share ("Common Stock"), of the Company, and a four-year convertible subordinated promissory note (the "Note") bearing 7.5% interest payable quarterly in arrears. The purchase price is subject to a maximum $600,000 additional contingent consideration in the event that Metretek's actual sales of products in the business acquired from Eagle exceeds certain target levels. The purchase price is also subject to upward or downward adjustment based upon changes in Eagle's inventory from December 31, 1997 to May 4, 1998. Up to $1,028,107 of the principal balance of the Note is convertible at any time at the option of Eagle into up to 180,766 unregistered shares of Common Stock of the Company at the rate of $5.6875 of principal per share. In connection with the acquisition, (i) the Company granted Eagle certain registration rights with respect to the Common Stock issued to Eagle at the closing or issuable to Eagle upon conversion of the Note, (ii) Metretek, Eagle and American Meter entered into a License Agreement, (iii) American Meter and Eagle entered into a Non-Competition Agreement with the Company and Metretek, and (iv) Harry I. Skilton, President, Chief Executive Officer and a director of American Meter and Vice President of Eagle, became a member of the Board of Directors of the Company.

         The information in this Item 2 and the Pro Forma Unaudited Consolidated Financial Statements, including the notes thereto, have been adjusted to give effect to a 1-for-4 reverse split of the Company's Common Stock effected on July 6, 1998.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         On May 12, 1998, the Company filed a Current Report on Form 8-K, dated May 4, 1998 (the "Form 8-K") in connection with the acquisition described in
Item 2 above. Pursuant to Items 7(a)(4) and 7(b)(2), the following financial statements, which were not included in the Form 8-K, are hereby filed by this amendment.

         (a) FINANCIAL STATEMENTS OF EAGLE RESEARCH CORPORATION

                                                                  Attached Page
                                                                Number Reference
                                                                ----------------

             Report of Independent Public Accountants                   F-1
             Balance Sheet as of December 31, 1997                      F-2
             Statement of Loss and Retained
                Deficit for the year ended December 31, 1997            F-3
             Statement of Cash Flows for the year
                ended December 31, 1997                                 F-4
             Notes to Financial Statements                              F-5

         (b) PRO FORMA FINANCIAL INFORMATION

             Introduction                                              PF-1
             Pro Forma Unaudited Consolidated Balance
                Sheet as of March 31, 1998                             PF-2
             Pro Forma Unaudited Consolidated Statement
                of Operations for the three months ended
                March 31, 1998                                         PF-3
             Pro Forma Unaudited Consolidated Statement
                of Operations for the year ended December
                31, 1997                                               PF-4
             Notes to Pro Forma Unaudited Consolidated
                Financial Statements                                   PF-5

         (c) EXHIBITS

             23.1 Consent of Arthur Andersen LLP

                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MARCUM NATURAL GAS SERVICES, INC.



                                       By:     /s/ W. Phillip Marcum
                                           -------------------------------------
                                           W. Phillip Marcum
                                           President and Chief Executive Officer


Dated:       July 16, 1998

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
Eagle Research Corporation:

We have audited the accompanying balance sheet of Eagle Research Corporation as of December 31, 1997, and the related statements of loss and retained deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eagle Research Corporation as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



/s/ ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
   March 23, 1998

                           EAGLE RESEARCH CORPORATION
                           --------------------------


                                  BALANCE SHEET
                                  -------------

                                DECEMBER 31, 1997
                                -----------------


                                ASSETS
                                ------
CURRENT ASSETS:
   Cash                                                           $    13,420
   Accounts receivable-
     Trade, net of allowance for doubtful accounts of $61,616         833,209
     Intercompany and affiliates                                      179,147
   Inventories                                                      1,543,299
   Prepaid expenses and other current assets                          120,344
                                                                  -----------

           Total current assets                                     2,689,419
                                                                  -----------

PROPERTY AND EQUIPMENT:
   Land                                                               131,000
   Buildings                                                          670,560
   Machinery and equipment                                          1,222,321
   Furniture and fixtures                                             145,542
   Computer software and equipment                                    808,294
                                                                  -----------

                                                                    2,977,717
   Less-  Accumulated depreciation                                 (1,458,651)
                                                                  -----------

           Net property and equipment                               1,519,066
                                                                  -----------

           Total assets                                           $ 4,208,485
                                                                  ===========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------
CURRENT LIABILITIES:
   Bank indebtedness and debt                                     $   986,371
   Intercompany note payable                                           50,000
   Accounts payable-
     Trade                                                            350,914
     Intercompany and affiliates (Note 6)                           9,075,870
   Accrued expenses                                                   175,208
   Accrued and withheld taxes                                          10,548
   Customer deposits                                                   79,055
                                                                  -----------

           Total current liabilities                               10,727,966
                                                                  -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT:
   Common stock--$1 par value; 5,000 shares
     authorized, issued, and outstanding                                5,000
   Additional paid-in capital                                           4,725
   Retained deficit                                                (6,529,206)
                                                                  -----------

            Total stockholders' deficit                            (6,519,481)
                                                                  -----------
            Total liabilities and stockholders' deficit           $ 4,208,485
                                                                  ===========

         The accompanying notes are an integral part of this statement.

                           EAGLE RESEARCH CORPORATION
                           --------------------------


                     STATEMENT OF LOSS AND RETAINED DEFICIT
                     --------------------------------------

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                      ------------------------------------


NET SALES                                      $ 4,801,375

COST OF GOODS SOLD                               3,836,840
                                               -----------

         Gross profit                              964,535

SELLING, ADMINISTRATIVE AND OTHER EXPENSES       2,057,006

INTEREST EXPENSE, net                               67,587
                                               -----------

         Loss before income taxes               (1,160,058)

INCOME TAX BENEFIT                                 390,179
                                               -----------

         Net loss                                 (769,879)

RETAINED DEFICIT, beginning                     (5,759,327)
                                               -----------

RETAINED DEFICIT, ending                       $(6,529,206)
                                               ===========

         The accompanying notes are an integral part of this statement.

                           EAGLE RESEARCH CORPORATION
                           --------------------------


                             STATEMENT OF CASH FLOWS
                             -----------------------

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                      ------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                  $(769,879)
   Adjustments to reconcile net loss to net cash used by
     operating activities-
       Depreciation and amortization                           278,821
       Income tax benefit                                     (390,179)
       Bad debt provision                                      (22,913)
       Excess and obsolete inventory provision                  54,660
       Changes in noncash working capital-
         Accounts receivable--trade                            (96,225)
         Accounts receivable--intercompany                     120,516
         Inventory                                            (345,138)
         Prepaid expenses and other assets                       2,868
         Accounts payable--trade                               135,255
         Accounts payable--intercompany                        513,970
         Accrued expenses                                      (45,908)
         Accrued and withheld taxes                             (7,729)
         Customer deposits                                      45,464
                                                             ---------

           Net cash used in operating activities              (526,417)
                                                             ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment, net                   (253,184)
                                                             ---------

           Net cash used in investing activities              (253,184)
                                                             ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from additional bank borrowings                    307,527
   Repayments of bank and other borrowings                     (41,637)
   Cash advances from Parent                                   237,110
                                                             ---------

           Net cash provided by financing activities           503,000
                                                             ---------

NET DECREASE IN CASH                                          (276,601)

CASH, at beginning of period                                   290,021
                                                             ---------

CASH, at end of period                                       $  13,420
                                                             =========

SUPPLEMENTAL INFORMATION:
   Interest paid                                             $  63,373
                                                             =========

         The accompanying notes are an integral part of this statement.

                           EAGLE RESEARCH CORPORATION
                           --------------------------


                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                                DECEMBER 31, 1997
                                -----------------



1.     ORGANIZATION AND OPERATIONS:
       ----------------------------

Eagle Research Corporation (the Company) was incorporated in July 1976 in the state of West Virginia and is an 80%-owned subsidiary of American Meter Company, which is a wholly owned subsidiary of American Meter Holdings Company (together, the Parent).

The Company designs, manufactures and sells a diversified line of high-technology process control and telemetry systems to utility companies and contractors which support utility companies in the natural gas and petroleum industries. During 1997, approximately 52% of the Company's sales were to ten major customers.

The Company has incurred cumulative operating losses and operating cash flow deficits, and has a total stockholders' deficit at December 31, 1997 of $6,519,481. The funds required to support the Company's operations to date have been provided by the Parent, principally in the form of noninterest-bearing advances classified as current accounts payable at December 31, 1997. Without the continued financial support of the Parent, it is unlikely the Company could continue its operations. The Parent has expressed its intention to continue to provide the financial support necessary to enable the Company to continue operating throughout 1998.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
       -------------------------------------------

Revenue Recognition
-------------------

Revenues are recorded when products are shipped. Revenues from installation projects are recorded upon completion of the project.

Inventories
-----------

Inventories are stated at the lower of first in, first out (FIFO) cost or market and include material, labor and manufacturing overhead.

Property and Equipment
----------------------

Property and equipment and other improvements that significantly extend the useful life of existing plant and equipment are carried at cost.

Depreciation is recorded using the straight-line and accelerated methods using the following depreciable lives:

                 Class                                 Depreciable Life
       ------------------------------                  ----------------

       Buildings                                         30 to 40 years
       Machinery and equipment                            3 to 10 years
       Furniture and fixtures                             3 to 10 years
       Computer software and equipment                          5 years

Cost and accumulated depreciation of property retired or disposed of are removed from the accounts. Gain or loss on disposal is credited or charged to earnings. Expenditures for maintenance and repairs are charged to expense as incurred.

Research and Development
------------------------

Research and development expenditures are charged to expense as incurred and are included in selling, administrative and other expenses.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.     INVENTORIES:
       ------------

Inventories at December 31, 1997 consist of the following:

           Raw materials                                      $1,131,810
           Work in process                                       573,535
           Finished goods                                         11,437
                                                              ----------

                                                               1,716,782
           Reserve for excess and obsolete inventory            (173,483)
                                                              ----------

                                                              $1,543,299
                                                              ==========

4.     BANK INDEBTEDNESS AND DEBT:
       ---------------------------

The Company maintains a revolving credit arrangement with a local financial institution that provides for a maximum credit line of $450,000. Borrowings under this arrangement ($400,000 as of December 31, 1997) bear interest at the prime rate plus 1% (9.5% at December 31, 1997) and are secured by accounts receivable and inventory. Interest expense on these borrowings was approximately $24,500 during 1997.

During 1990, the Company entered into two debt arrangements to finance its purchase of a building. The first was a $356,535 promissory note payable to the West Virginia Economic Development Authority which bears interest at 6% per annum and requires monthly payments of principal and interest totaling $2,554 through June 2010. The second arrangement, which was refinanced in 1993, was an installment note payable to a local financial institution of $356,535, which bears interest at 9% per annum and requires monthly payments of principal and interest totaling $3,275 through June 1998, with a final payment of $288,000 in July 1998.

The Company also has a capital lease obligation which requires monthly payments of $1,342 through February 1999.

As of December 31, 1997, bank indebtedness and debt consists of the following:

       Revolving credit arrangement borrowings                   $400,000
       West Virginia Economic Development Authority               270,348
       Installment note payable                                   297,671
       Capital lease obligation                                    18,352
                                                                 --------
                                                                 $986,371
                                                                 ========

In connection with the sale of certain assets, as discussed in Note 8, the Company intends to repay its outstanding debt. As a result, all outstanding debt has been classified as a current liability on the accompanying balance sheet.

5.     INCOME TAXES:
       -------------

The Company follows the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This standard requires an asset and liability approach to the recognition of deferred tax assets and liabilities related to the expected future tax consequences of events that have been recognized in the financial statements or tax returns. The Company has no significant book/tax differences as of December 31, 1997.

Effective April 8, 1994 (the date the Parent acquired an 80% ownership interest), the Company has been included in the consolidated federal income tax return filed by the Parent. The Company and its Parent have a formal tax sharing agreement, whereby, among other things, the Company calculates its federal tax income provision or benefit on a separate-company basis. Intercompany receivables from the Parent include federal income tax benefits of $119,548 at December 31, 1997.

Through April 8, 1994, the Company filed a separate federal income tax return and has available net operating loss carryforwards of approximately $3.6 million which expire between 2006 and 2009. The Company's ability to utilize such losses to reduce future taxable income will be limited due to ownership changes and other factors, and accordingly, no tax benefit for these losses has been reflected in the accompanying financial statements.

6.     RELATED-PARTY TRANSACTIONS:
       ---------------------------

The Company conducts business with its Parent and other entities related to the Parent. An operating division of the Parent conducts its operations at the Company's facility in West Virginia, and utilizes Company personnel to supplement its own work force.

The following related-party transactions are reflected in the accompanying financial statements during 1997:

                                                               1997
                                                             --------

    Sales to Parent and affiliates                           $174,000
    Sales commissions paid to Parent and affiliates           215,000
    Reimbursement from a division of Parent for
        services performed by the Company                     600,000

Selling, administrative and other expenses includes $122,000 in charges from the Parent for advertising costs and programs attributable to the Company's products and other allocations.

Additionally, the Company had approximately $418,000 in sales during 1997 to a distributor in Korea in which the Parent has a 49% joint venture interest.

The Company has issued a $50,000 note payable to the Parent, payable on demand, which bears interest at the prime rate. Accrued interest related to this note totals approximately $44,000.

During 1997, the Parent advanced the Company funds of $237,110 to support its liquidity requirements, and such amounts have been included in accounts payable--intercompany in the accompanying balance sheet.

7.     COMMITMENTS AND CONTINGENCIES:
       ------------------------------

The Company is party to various claims and other matters arising in the normal course of business. In the opinion of management, the outcome of these matters will not have a material adverse effect on the Company's financial position or results of operations.

The Parent has the obligation to purchase (in 1998, 2002 and 2005), at the option of the minority shareholder, the remaining 20% of the Company's outstanding shares at the greater of a predefined formula price designed to approximate fair value or an established price per share (see Note 8). Additionally, the Parent has entered into an employment agreement with the minority shareholder. Under the terms of this agreement, the Parent is obligated to purchase the outstanding shares of the Company under certain circumstances of separation of employment of the minority shareholder.

The Company has a noncancellable operating lease agreement on certain equipment. At December 31, 1997 the total future minimum payment under this arrangement is $1,821, due in 1998.

8.     SUBSEQUENT EVENT
       ----------------

Effective March 1998, the Company entered into an agreement to sell substantially all of the inventory and property and equipment related to its hardware business to Marcum Natural Gas Industries (Marcum) for minimum consideration totaling approximately $3.9 million, prior to working capital adjustments as defined in the asset purchase agreement. The purchase price can be increased to $4.5 million contingent on the achievement of certain sales thresholds as defined in the asset purchase agreement.

In connection with the sale, the Company entered into an agreement to purchase the stock of the minority shareholder for consideration of $520,000 and rights to certain product lines. The purchase price can be increased to $600,000 contingent on the Company's receipt of additional sales proceeds from Marcum.

               MARCUM NATURAL GAS SERVICES, INC. AND SUBSIDIARIES

                       INTRODUCTION TO PRO FORMA UNAUDITED
                              FINANCIAL INFORMATION


         On May 4, 1998, Marcum Natural Gas Services, Inc. (the "Company"), through its wholly owned subsidiary Metretek, Incorporated, acquired certain of the assets and business of Eagle Research Corporation ("Eagle"), a wholly-owned subsidiary of American Meter Company. The assets and business acquired from Eagle pertain to its electronic correctors and non-radio-frequency meter reading devices in the natural gas and electric utility industry.

         The acquisition was accounted for using the purchase method of accounting, with the assets acquired recorded at fair values. The results of operations of the acquired business will be included in the Company's consolidated financial statements from the date of acquisition.

         The following Pro Forma Unaudited Consolidated Balance Sheet as of March 31, 1998 is presented as if the acquisition occurred on such date. The following Pro Forma Unaudited Consolidated Statements of Operations for the three months ended March 31, 1998 and the year ended December 31, 1997 are presented as if the acquisition occurred on January 1, 1998 and January 1, 1997, respectively. The pro forma adjustments represent the Company's determination of all material adjustments necessary to present fairly the Company's pro forma financial position and results of operations and are based on available information and certain assumptions considered reasonable under the circumstances.

         On July 6, 1998, the Company effected a 1-for-4 reverse split of the Company's common stock. Accordingly, all historical amounts contained in the following pro forma financial information, including weighted average share and per share amounts in the consolidated statement of operations as well as common stock and additional paid-in capital amounts in the consolidated balance sheet, have been adjusted to reflect the reverse stock split on a retroactive basis.

          The following pro forma unaudited financial information should be read in conjunction with the Company's historical financial statements and notes thereto filed in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997 and the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998. The pro forma unaudited financial statements are not necessarily indicative of the actual financial position or results of operations that would have occurred if the acquisition had occurred on the dates indicated, nor are they necessarily indicative of the financial position or results of operations of the Company as of any future date or for any future period.

               MARCUM NATURAL GAS SERVICES, INC. AND SUBSIDIARIES
                 Pro Forma Unaudited Consolidated Balance Sheet
                                 March 31, 1998


                                                        Historical       Historical     Pro Forma             Pro Forma
                                                          Marcum            Eagle      Adjustments             Combined
                                                          ------            -----      -----------             --------
ASSETS
Current Assets:
   Cash and cash equivalents                           $  2,448,595     $    95,419    $  (895,419)(1),(2)   $  1,648,595
   Trade receivables, net                                 2,946,131         654,030       (654,030)(2)          2,946,131
   Other receivables                                        345,063         136,781       (136,781)(2)            345,063
   Inventory                                              2,824,175       1,614,568       (364,568)(1),(2)      4,074,175
   Net assets of discontinued operations                    180,169                                               180,169
   Prepaid expenses and other current assets                244,675         114,460       (114,460)(2)            244,675
                                                       ------------     -----------   ------------           ------------
   Total current assets                                   8,988,808       2,615,258     (2,165,258)             9,438,808
                                                       ------------     -----------   ------------           ------------
Property, Plant and Equipment, at cost                    3,336,632       2,985,271     (2,735,271)(1),(2)      3,586,632
   Less accumulated depreciation                          2,115,875       1,535,192     (1,535,192)(2)          2,115,875
                                                       ------------     -----------   ------------           ------------
   Property, plant and equipment, net                     1,220,757       1,450,079     (1,200,079)             1,470,757
                                                       ------------     -----------   ------------           ------------
Other Assets:
   Customer list, net                                     6,716,127              --             --              6,716,127
   Goodwill and other intangibles, net                      811,776              --      2,400,000 (1)          3,211,776
   Investments in unconsolidated affiliates                 372,193              --             --                372,193
   Other assets                                             391,687              --             --                391,687
                                                       ------------     -----------   ------------           ------------
   Total other assets                                     8,291,783              --      2,400,000             10,691,783
                                                       ------------     -----------   ------------           ------------

   Total assets                                        $ 18,501,348     $ 4,065,337   $   (965,337)          $ 21,601,348
                                                       ============     ===========   ============           ============

LIABILITIES AND STOCKHOLDERS' EQUITY
   Current Liabilities:
   Accounts payable                                    $    632,366      $   272,828  $   (272,828)(2)       $    632,366
   Accrued and other liabilities                          1,413,610          272,821      (272,821)(2)          1,413,610
   Intercompany and affiliate payables                           --        9,546,638    (9,546,638)(2)                 --
   Bank indebtedness and debt                                    --          975,610      (975,610)(2)                 --
   Current maturities of capital lease obligations           12,969               --            --                 12,969
                                                       ------------      -----------  ------------           ------------
Total current liabilities                                 2,058,945       11,067,897   (11,067,897)             2,058,945
                                                       ------------      -----------  ------------           ------------
Long term notes payable                                     478,778               --     1,100,000 (3)          1,578,778
                                                       ------------      -----------  ------------           ------------
Capital lease obligations                                    11,507               --            --                 11,507
                                                       ------------      -----------  ------------           ------------
Stockholders' Equity:
   Common stock                                              30,979            5,000          (604)(3)             35,375
   Additional paid-in capital                            37,091,345            4,725     1,990,879 (3)         39,086,949
   Foreign currency translation                               6,657               --            --                  6,657
   Accumulated deficit                                  (21,176,863)      (7,012,285)    7,012,285 (2)        (21,176,863)
                                                       ------------      -----------  ------------           ------------
   Total stockholders' equity                            15,952,118       (7,002,560)    9,002,560             17,952,118
                                                       ------------      -----------  ------------           ------------

   Total liabilities and stockholders' equity          $ 18,501,348      $ 4,065,337  $   (965,337)          $ 21,601,348
                                                       ============      ===========  ============           ============

      See notes to pro forma unaudited consolidated financial information.

               MARCUM NATURAL GAS SERVICES, INC. AND SUBSIDIARIES
            Pro Forma Unaudited Consolidated Statement of Operations
                    For the Three Months Ended March 31, 1998


                                               Historical      Historical     Pro Forma        Pro Forma
                                                 Marcum         Eagle(4)     Adjustments        Combined
                                                 ------         --------     -----------        --------

Revenues:
   Natural gas measurement sales and services  $4,449,796      $1,092,246    $(137,206)(5)     $5,404,836
   Other                                          218,809             922         (922)(5)        218,809
                                               ----------      ----------    ---------         ----------
   Total revenues                               4,668,605       1,093,168     (138,128)         5,623,645
                                               ----------      ----------    ---------         ----------

Costs and Expenses:
   Cost of measurement sales and services       2,895,471         926,065     (391,633)(5)      3,429,903
   General and administrative                     985,638          74,095      (74,095)(6)        985,638
   Selling, marketing and service                 307,759         224,922      (87,831)(6)        444,850
   Depreciation and amortization                  237,292          76,541      (20,292)(7)        293,541
   Research and development                       213,543         251,943     (190,443)(6)        275,043
   Interest and other                              11,709          22,681       11,694 (8)         46,084
                                               ----------      ----------    ---------         ----------
   Total costs and expenses                     4,651,412       1,576,247     (752,600)         5,475,059
                                               ----------      ----------    ---------         ----------

Income (Loss) From Continuing
   Operations Before Taxes                         17,193        (483,079)     614,472            148,586

Income Tax Provision                                   --              --           --                 --
                                               ----------      ----------    ---------         ----------

Income (Loss) From Continuing Operations       $   17,193      $ (483,079)   $ 614,472         $  148,586
                                               ==========      ==========    =========         ==========

Income (Loss) Per Basic Common Share from
   Continuing Operations                       $     0.00                                      $     0.04
                                               ==========                                      ==========

Income (Loss) Per Common Share from
   Continuing Operations - Assuming Dilution   $     0.00                                      $     0.04
                                               ==========                                      ==========

Weighted average basic common shares
   outstanding                                  3,082,958                                       3,522,518(10)
Incremental shares from assumed conversion
   of stock options                                12,208                                          12,208
                                               ----------                                      ----------
Weighted average common shares assuming
   dilution                                     3,095,166                                       3,534,726(10)
                                               ==========                                      ==========


      See notes to pro forma unaudited consolidated financial information.

               MARCUM NATURAL GAS SERVICES, INC. AND SUBSIDIARIES
            Pro Forma Unaudited Consolidated Statement of Operations
                      For the Year Ended December 31, 1997


                                                  Historical      Historical       Pro Forma           Pro Forma
                                                    Marcum         Eagle(4)       Adjustments          Combined
                                                    ------         --------       -----------          --------

Revenues:
   Natural gas measurement sales and services     $20,390,102     $ 4,801,375     $  (978,196)(5)     $24,213,281
   Other                                              826,655           5,216          (5,216)(5)         826,655
                                                  -----------     -----------     -----------         -----------
   Total revenues                                  21,216,757       4,806,591        (983,412)         25,039,936
                                                  -----------     -----------     -----------         -----------

Costs and Expenses:
   Cost of measurement sales and services          12,920,612       3,661,183      (1,256,733)(5)      15,325,062
   General and administrative                       3,802,815         348,390        (348,390)(6)       3,802,815
   Selling, marketing and service                   1,642,556         675,967        (203,881)(6)       2,114,642
   Depreciation and amortization                      944,956         278,821         (53,821)(7)       1,169,956
   Research and development                         1,062,264         929,485        (683,485)(6)       1,308,264
   Interest and other                                  91,038          72,803          66,522 (8)         230,363
                                                  -----------     -----------     -----------         -----------
   Total costs and expenses                        20,464,241       5,966,649      (2,479,788)         23,951,102
                                                  -----------     -----------     -----------         -----------

Income (Loss) From Continuing
   Operations Before Taxes                            752,516      (1,160,058)      1,496,376           1,088,834

Income Tax Provision                                       --         390,179        (390,179)(9)              --
                                                  -----------     -----------     -----------         -----------

Income (Loss) From Continuing Operations          $   752,516     $  (769,879)    $ 1,106,197         $ 1,088,834
                                                  ===========     ===========     ===========         ===========

Income (Loss) Per Basic Common Share from
   Continuing Operations                          $      0.24                                         $      0.31
                                                  ===========                                         ===========

Income (Loss) Per Common Share from
   Continuing Operations - Assuming Dilution      $      0.24                                         $      0.31
                                                  ===========                                         ===========

Weighted average basic common shares
   outstanding                                      3,075,957                                           3,515,517(10)
Incremental shares from assumed conversion
   of stock options                                     8,178                                               8,178
                                                  -----------                                         -----------
Weighted average common shares assuming
   Dilution                                         3,084,135                                           3,523,695(10)
                                                  ===========                                         ===========



      See notes to pro forma unaudited consolidated financial information.

               MARCUM NATURAL GAS SERVICES, INC. AND SUBSIDIARIES
         NOTES TO PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS



(1) The purchase price for the assets acquired included $1,300,000 cash, a $1,200,000 convertible subordinated promissory note ($600,000 of which is contingent upon Metretek exceeding certain target sales levels), and 439,560 shares of common stock of the Company valued at $2,000,000. The Company used $800,000 cash on hand and $500,000 borrowings on its loan and security agreement to satisfy the cash portion of the purchase price. Although a final determination of the allocation of the purchase price has not been made, a preliminary allocation is as follows:

                  Purchase Price Allocation:
                           Inventory                               $1,250,000
                           Property, plant and equipment              250,000
                           Goodwill and other intangibles           2,400,000
                                                                  -----------
                                                                   $3,900,000
                                                                  ===========

         The purchase price is subject to upward adjustment based upon Metretek's actual sales of products in the business acquired from Eagle during the 18-month period commencing July 1, 1998. If Metretek's annualized sales of products in the acquired business are greater than $3,900,000 during such period, then the purchase price will be increased on a dollar-for-dollar basis to the extent of such sales surplus, but the purchase price will not be increased above $4,500,000 even if annualized sales are greater than that amount. Any increase in the purchase price will be reflected as an adjustment to the principal balance of the promissory note and allocated to goodwill.

(2) The adjustment reflects the elimination of assets not acquired, liabilities not assumed and Eagle's retained deficit.

(3) The adjustment reflects the subordinated promissory note, additional borrowings on the Company's loan and security agreement, the issuance of 439,560 shares of common stock of the Company in connection with the acquisition, and the elimination of Eagle's common stock and additional paid-in capital.

(4) Cost of goods sold, selling, administrative and other expenses of Eagle have been reclassified to conform to the Company's presentation and have no impact on income (loss) items.

(5) The adjustment reflects the elimination of sales and cost of sales associated with product lines not acquired.

(6) The adjustment reflects the reduction for certain expenses associated with (i) duplicative administrative functions eliminated when Eagle's operations are relocated to the Company's existing facility; (ii) service related functions that were not acquired; and (iii) research and development projects not acquired.

(7) The adjustment eliminates Eagle's historic depreciation and includes the depreciation and amortization that would have been incurred assuming the assets had been acquired at the beginning of the respective period at assigned lives of ten years for property and equipment and twelve years for goodwill and other intangibles.

(8) The adjustment eliminates Eagle's historic interest expense and includes the interest expense that would have been incurred assuming the subordinated note payable and additional borrowings on the Company's loan and security agreement had been outstanding at the beginning of the respective period and incurred interest at a rate of 7.5% and 9.5% per annum, respectively.

(9)      The adjustment eliminates Eagle's income tax provision.

(10) The weighted average common shares outstanding have been increased by 439,560 shares as though the acquisition had been made at the beginning of the respective period.